FORM 46-201F
ESCROW AGREEMENT

ii

Schedule "A"

Schedule "B"

ESCROW AGREEMENT

THIS AGREEMENT is made as of the 1st day of December, 2003

AMONG:

                         SUTCLIFFE RESOURCES LTD.
                         (the "Issuer")

AND:

                         COMPUTERSHARE INVESTOR SERVICES INC.
                         (the "Escrow Agent")

AND:

                         EACH OF THE UNDERSIGNED SECURITYHOLDERS OF THE ISSUER
                         (a "Securityholder" or "you")

(collectively, the "Parties")

This Agreement is being entered into by the Parties under National Policy 46-201 Escrow for Initial Public Offerings (the Policy) in connection with the proposed distribution by the Issuer, an emerging issuer, of units ("Units") by prospectus (the "IPO"), each Unit consisting of one (1) common share ("Common Share") and one-half of one Common Share purchase warrant ("Warrant"), each whole Warrant entitling the holder thereof to acquire one (1) Common Share at an exercise price of $0.35 per share at any time on or prior to that date which is two years following the date of the closing of the offering.

For good and valuable consideration, the Parties agree as follows:

PART 1	ESCROW

1.1	Appointment of Escrow Agent

The Issuer and the Securityholders appoint the Escrow Agent to act as escrow agent under this Agreement. The Escrow Agent accepts the appointment.

1.2	Deposit of Escrow Securities in Escrow

(1)

You are depositing the securities (escrow securities) listed opposite your name in Schedule "A" with the Escrow Agent to be held in escrow under this Agreement. You will deliver to the Escrow Agent any share certificates or other evidence of these securities you receive.

	(2)	If you receive any other securities (additional escrow securities):

		(a)	as a dividend or other distribution on escrow securities;

		(b)	on the exercise of a right of purchase, conversion or exchange attaching to escrow securities, including securities received on conversion of special warrants;

		(c)	on a subdivision, or compulsory or automatic conversion or exchange of escrow securities; or

		(d)	from a successor issuer in a business combination, if Part 6 of this Agreement applies,

you will deposit them in escrow with the Escrow Agent. You will deliver to the Escrow Agent any share certificates or other evidence of those additional escrow securities. When this Agreement refers to escrow securities, it includes additional escrow securities.

(3)	You will deliver to the Escrow Agent any replacement share certificates or other evidence of additional escrow securities issued to you.

1.3	Direction to Escrow Agent

The Issuer and the Securityholders direct the Escrow Agent to hold the escrow securities in escrow until they are released from escrow under this Agreement.

PART 2	RELEASE OF ESCROW SECURITIES

2.1	Release Schedule for an Established Issuer

2.1.1	Usual case

If the Issuer is an established issuer (as defined in section 3.3 of the Policy) and you have not sold any escrow securities in a permitted secondary offering, your escrow securities will be released as follows:

On ________, 2___, the date the Issuer's securities are listed on a Canadian exchange (the listing date)	1/4 of your escrow securities
6 months after the listing date	1/3 of your remaining escrow securities
12 months after the listing date	1/2 of your remaining escrow securities
18 months after the listing date	your remaining escrow securities

2.1.2	If there is a permitted secondary offering

(1)	If the Issuer is an established issuer and you have sold in a permitted secondary offering more than 25% of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the Issuer's IPO	All escrow securities sold by you in the permitted secondary offering
6 months after the listing date	1/3 of your remaining escrow securities
12 months after the listing date	1/2 of your remaining escrow securities
18 months after the listing date	your remaining escrow securities

(2)	If the Issuer is an established issuer and you have sold in a permitted secondary offering 25% or less of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the Issuer's IPO	All escrow securities sold by you in the permitted secondary offering
On the listing date	1/4 of your original number of escrow securities less the escrow securities sold by you in the permitted secondary offering
6 months after the listing date	1/3 of your remaining escrow securities
12 months after the listing date	1/2 of your remaining escrow securities
18 months after the listing date	your remaining escrow securities

2.1.3	Additional escrow securities

If you acquire additional escrow securities, those securities will be released in equal portions on the remaining release dates.

2.2	Release Schedule for an Emerging Issuer

	2.2.1	Usual case

	(1)	If the Issuer is an emerging issuer (as defined in section 3.3 of the Policy) and you have not sold any escrow securities in a permitted secondary offering, your escrow securities will be released as follows:

On _______, 2___, the date the Issuer's securities are listed on a Canadian exchange (the listing date)	1/10 of your escrow securities
6 months after the listing date	1/6 of your remaining escrow securities
12 months after the listing date	1/5 of your remaining escrow securities
18 months after the listing date	1/4 of your remaining escrow securities
24 months after the listing date	1/3 of your remaining escrow securities
30 months after the listing date	1/2 of your remaining escrow securities
36 months after the listing date	your remaining escrow securities

(2)	The listing date is the date the Issuer completes its IPO if:

	(a)	the Issuer's securities are not listed on a Canadian exchange immediately after its IPO; or

	(b)	the Issuer's securities are listed on a Canadian exchange immediately before its IPO.

2.2.2	If there is a permitted secondary offering

(1)	If the Issuer is an emerging issuer and you have sold in a permitted secondary offering more than 10% of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the Issuer's IPO	All escrow securities sold by you in the permitted secondary offering
6 months after the listing date	1/6 of your remaining escrow securities
12 months after the listing date	1/5 of your remaining escrow securities
18 months after the listing date	1/4 of your remaining escrow securities
24 months after the listing date	1/3 of your remaining escrow securities
30 months after the listing date	1/2 of your remaining escrow securities
36 months after the listing date	your remaining escrow securities

(2)	If the Issuer is an emerging issuer and you have sold in a permitted secondary offering 10% or less of your escrow securities, your escrow securities will be released as follows:

For delivery to complete the Issuer's IPO	All escrow securities sold by you in the permitted secondary offering
On the listing date	1/10 of your original number of escrow securities less the escrow securities sold by you in the permitted secondary offering
6 months after the listing date	1/6 of your remaining escrow securities
12 months after the listing date	1/5 of your remaining escrow securities
18 months after the listing date	1/4 of your remaining escrow securities
24 months after the listing date	1/3 of your remaining escrow securities
30 months after the listing date	1/2 of your remaining escrow securities
36 months after the listing date	your remaining escrow securities

2.2.3	Additional escrow securities

If you acquire additional escrow securities, those securities are released in equal portions on the remaining release dates.

2.3	Delivery of Share Certificates for Escrow Securities

The Escrow Agent will send to each Securityholder the share certificates or other evidence of that Securityholder's escrow securities released from escrow as soon as reasonably practicable after the release. The share certificates or other evidence of the escrow securities will be sent to the Securityholder's address on the Issuer's share register unless the Securityholder has advised the Escrow Agent in writing otherwise before the escrow securities are released from escrow.

2.4	Replacement Certificates

If, on the date a Securityholder's escrow securities are to be released, the Escrow Agent holds a share certificate or other evidence representing more escrow securities than are to be released, the Escrow Agent will deliver the share certificate or other evidence to the Issuer or its transfer agent and request replacement share certificates or other evidence. The Issuer will cause replacement share certificates or other evidence to be prepared and delivered to the Escrow Agent. After the Escrow Agent receives the replacement share certificates or other evidence, the Escrow Agent will send to the Securityholder or at the Securityholder's direction, the replacement share certificate or other evidence of the escrow securities released. The Escrow Agent and Issuer will act as soon as reasonably practicable.

2.5	Release upon Death

(1)

If a Securityholder dies, the Securityholder's escrow securities will be released from escrow. The Escrow Agent will deliver the share certificates or other evidence of the escrow securities to the Securityholder's legal representative.

	(2)	Prior to delivery the Escrow Agent must receive:

		(a)	a certified copy of the death certificate; and

		(b)	any evidence of the legal representative's status that the Escrow Agent may reasonably require.

PART 3	EARLY RELEASE ON CHANGE OF ISSUER STATUS

3.1	Becoming an Established Issuer

If the Issuer is an emerging issuer on the date of this Agreement and, during this Agreement, the Issuer:

(a)	lists its securities on The Toronto Stock Exchange;

(b)	becomes a TSX Venture Exchange (TSX) Tier 1 issuer;

(c)	if the Issuer's securities are listed on the Bourse de Montréal Inc., becomes eligible to be classified as a TSX Tier 1 issuer; or

(d)

lists or quotes its securities on an exchange or market outside Canada that its "principal regulator" under National Policy 43-201 Mutual Reliance Review System for Prospectuses and Annual Information Forms or, if the Issuer has only filed its IPO prospectus in one jurisdiction, the securities regulator in that jurisdiction, is satisfied has minimum listing requirements at least equal to those of TSX Tier 1, then the Issuer becomes an established issuer.

3.2	Release of Escrow Securities

	(1)	When an emerging issuer becomes an established issuer, the release schedule for its escrow securities changes.

	(2)	If an emerging issuer becomes an established issuer 18 months or more after its listing date, all escrow securities will be released immediately.

(3)

If an emerging issuer becomes an established issuer within 18 months after its listing date, all escrow securities that would have been released to that time, if the Issuer was an established issuer on its listing date, will be released immediately. Remaining escrow securities will be released in equal instalments on the day that is 6 months, 12 months and 18 months after the listing date.

3.3	Filing Requirements

	(1)	Escrow securities will not be released under this until the Issuer does the following:

		(a)	at least 20 days before the date of the first release of escrow securities under the new release schedule, files with the securities regulators in the jurisdictions in which it is a reporting issuer

			(i)	an officer's certificate stating

				(A)	that the Issuer has become an established issuer by satisfying one of the conditions in section 3.1 and specifying the condition, and

				(B)	the number of escrow securities to be released on the first release date under the new release schedule, and

			(ii)	a copy of a letter or other evidence from the exchange or quotation service confirming that the Issuer has satisfied the condition to become an established issuer; and

(b)

at least 10 days before the date of the first release of escrow securities under the new release schedule, issues and files with the securities regulators in the jurisdictions in which it is a reporting issuer a news release disclosing details of the first release of the escrow securities and the change in the release schedule.

(2)

If escrow securities remain in escrow after the first release under the new release schedule, then within 10 days after the date of the first release, the Issuer will deliver to the Escrow Agent and file with the securities regulators in the jurisdictions in which it is a reporting issuer an amended copy of this Agreement (with amendments indicated).

3.4	Amendment of Release Schedule

This Agreement will be deemed to be amended to reflect the new release schedule after the Escrow Agent receives an officer's certificate

(a)	stating that the Issuer has become an established issuer by satisfying one of the conditions in section 3.1 and specifying the condition;

(b)	stating that the release schedule for the Issuer's escrow securities has changed;

		(c)	stating that the Issuer has issued a news release at least 10 days before the first release date under the new release schedule and specifying the date that the news release was issued; and

		(d)	specifying the new release schedule.

3.5	First Release under New Schedule

	(1)	The Escrow Agent will release your escrow securities in accordance with the amended Agreement.

(2)

The share certificates or other evidence of a Securityholder's escrow securities will be sent to the Securityholder's address on the Issuer's share register unless the Securityholder has advised the Escrow Agent in writing otherwise before the escrow securities are released from escrow.

PART 4	DEALING WITH ESCROW SECURITIES

4.1	Restriction on Transfer, etc.

Unless it is expressly permitted in this Agreement, you will not sell, transfer, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with your escrow securities or the related share certificates or other evidence of the escrow securities. If a Securityholder is a private company controlled by one or more principals (as defined in section 3.5 of the Policy) of the Issuer, the Securityholder may not participate in a transaction that results in a change of its control or a change in the economic exposure of the principals to the risks of holding escrow securities.

4.2	Pledge, Mortgage or Charge as Collateral for a Loan

You may pledge, mortgage or charge your escrow securities to a financial institution as collateral for a loan. The loan agreement must provide that the escrow securities will remain in escrow if the lender realizes on the escrow securities to satisfy the loan.

4.3	Voting of Escrow Securities

You may vote your escrow securities.

4.4	Dividends on Escrow Securities

You may receive a dividend or other distribution on your escrow securities, and elect the manner of payment from the standard options offered by the Issuer. If the Escrow Agent receives a dividend or other distribution on your escrow securities, other than additional escrow securities, the Escrow Agent will pay the dividend or other distribution to you on receipt.

4.5	Exercise of Other Rights Attaching to Escrow Securities

You may exercise your rights to exchange or convert your escrow securities.

PART 5	PERMITTED TRANSFERS WITHIN ESCROW

5.1	Transfer to Directors and Senior Officers

(1)

You may transfer escrow securities within escrow to existing or, upon their appointment, incoming directors or senior officers of the Issuer or any of its material operating subsidiaries, if the Issuer's board of directors has approved the transfer.

	(2)	Prior to the transfer the Escrow Agent must receive:

		(a)	a certified copy of the resolution of the board of directors of the Issuer approving the transfer;

(b)

an officer's certificate stating that the transfer is to an existing or, upon his or her appointment, an incoming director or senior officer of the Issuer or a material operating subsidiary and that any required approval from the Canadian exchange the Issuer is listed on has been received;

		(c)	an acknowledgment in the form of Schedule "B" signed by the transferee;

		(d)	copies of the letters sent to the securities regulators accompanying the acknowledgement; and

		(e)	a transfer power of attorney, duly completed and executed by the transferor in accordance with the requirements of the Issuer's transfer agent.

	(3)	At least 10 days prior to the transfer, the Issuer will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which it is a reporting issuer.

5.2	Transfer to Other Principals

	(1)	You may transfer escrow securities within escrow:

		(a)	to a person or company that before the proposed transfer holds more than 20% of the voting rights attached to the Issuer's outstanding securities; or

		(b)	to a person or company that after the proposed transfer

			(i)	will hold more than 10% of the voting rights attached to the Issuer's outstanding securities, and

			(ii)	has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries.

	(2)	Prior to the transfer the Escrow Agent must receive:

		(a)	an officer's certificate stating that

(i)

the transfer is to a person or company that the officer believes, after reasonable investigation, holds more than 20% of the voting rights attached to the Issuer's outstanding securities before the proposed transfer, or

			(ii)	the transfer is to a person or company that

				(A)	the officer believes, after reasonable investigation, will hold more than 10% of the voting rights attached to the Issuer's outstanding securities, and

				(B)	has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries after the proposed transfer, and

			(iii)	any required approval from the Canadian exchange the Issuer is listed on has been received;

		(b)	an acknowledgment in the form of Schedule "B" signed by the transferee;

		(c)	copies of the letters sent to the securities regulators accompanying the acknowledgement; and

		(d)	a transfer power of attorney, duly executed by the transferor in accordance with the requirements of the Issuer's transfer agent.

	(3)	At least 10 days prior to the transfer, the Issuer will file a copy of the acknowledgement with the securities regulators in the jurisdictions in which it is a reporting issuer.

5.3	Transfer upon Bankruptcy

	(1)	You may transfer escrow securities within escrow to a trustee in bankruptcy or another person or company entitled to escrow securities on bankruptcy.

	(2)	Prior to the transfer, the Escrow Agent must receive:

		(a)	a certified copy of either

(i) the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii) the receiving order adjudging the Securityholder bankrupt;

		(b)	a certified copy of a certificate of appointment of the trustee in bankruptcy;

		(c)	a transfer power of attorney, duly completed and executed by the transferor in accordance with the requirements of the Issuer's transfer agent; and

		(d)	an acknowledgment in the form of Schedule "B" signed by the trustee in bankruptcy or other person or company legally entitled to the escrow securities.

(3)

Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgment with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

5.4	Transfer Upon Realization of Pledged, Mortgaged or Charged Escrow Securities

	(1)	You may transfer escrow securities you have pledged, mortgaged or charged under section 4.2 to a financial institution as collateral for a loan within escrow to the lender on realization.

	(2)	Prior to the transfer the Escrow Agent must receive:

		(a)	a statutory declaration of an officer of the financial institution that the financial institution is legally entitled to the escrow securities;

		(b)	a transfer power of attorney, duly executed by the transferor in accordance with the requirements of the Issuer's transfer agent; and

		(c)	an acknowledgement in the form of Schedule "B" signed by the financial institution.

(3)

Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgment with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

5.5	Transfer to Certain Plans and Funds

(1)

You may transfer escrow securities within escrow to or between a registered retirement savings plan (RRSP), registered retirement income fund (RRIF) or other similar registered plan or fund with a trustee, where the beneficiaries of the plan or fund are limited to you and your spouse, children and parents.

	(2)	Prior to the transfer the Escrow Agent must receive:

(a)

evidence from the trustee of the transferee plan or fund, stating that, to the best of the trustee's knowledge, the beneficiaries of the plan or fund do not include any person or company other than you and your spouse, children and parents;

		(b)	a transfer power of attorney, duly executed by the transferor in accordance with the requirements of the Issuer's transfer agent; and

		(c)	an acknowledgement in the form of Schedule "B" signed by the trustee of the plan or fund.

(3)

Within 10 days after the transfer, the transferee of the escrow securities will file a copy of the acknowledgment with the securities regulators in the jurisdictions in which the Issuer is a reporting issuer.

5.6	Effect of Transfer Within Escrow

After the transfer of escrow securities within escrow, the escrow securities will be held in escrow and released from escrow under this Agreement on the same terms that applied before the transfer.

PART 6	BUSINESS COMBINATIONS

6.1	Business Combinations

This applies to the following (business combinations):

(a)	a formal take-over bid

(b)	a plan of arrangement

(c)	an amalgamation

(d)	a merger

(e)	any other similar transaction

6.2	Delivery to Escrow Agent

You may tender your escrow securities to a person or company in a business combination. At least three business days prior to the date the escrow securities must be tendered under the business combination, you must deliver to the Escrow Agent:

(a)	a written direction signed by you that directs the Escrow Agent to deliver to the depositary under the business combination either

	(i)	share certificates or other evidence of the escrow securities, or

(ii)	if you have provided the Escrow Agent with a notice of guaranteed delivery or similar notice of your intent to tender the escrow securities to the business combination, that notice,

and a duly completed and executed cover letter or similar document and, where required, transfer power of attorney duly completed and executed for transfer in accordance with the requirements of the depositary, and any other documentation specified or provided by you and required to be delivered to the depositary under the business combination; and

(b)	any other information concerning the business combination as the Escrow Agent may reasonably require.

6.3	Delivery to Depositary

Immediately after the Escrow Agent receives the documents and information required under section 6.2, the Escrow Agent will deliver to the depositary, in accordance with the direction, the documentation described in section 6.2(a), and a letter addressed to the depositary that

(a)	identifies the escrow securities that are being tendered;

(b)	states that the escrow securities are held in escrow;

(c)

states that the escrow securities are delivered only for the purposes of the business combination and that they will be released from escrow only after the Escrow Agent receives the information described in section 6.4;

(d)

if share certificates or other evidence of the escrow securities have been delivered to the depositary, requires the depositary to return to the Escrow Agent, as soon as practicable, the share certificates or other evidence of escrow securities that are not released from escrow into the business combination; and

(e)

where applicable, requires the depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, share certificates or other evidence of additional escrow securities that you acquire under the business combination.

6.4	Release of Escrow Securities to Depositary

The Escrow Agent will release from escrow the tendered escrow securities when the Escrow Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the business combination, by that other person or company, that:

(a)	the terms and conditions of the business combination have been met or waived; and

(b)	the escrow securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the business combination.

6.5	Escrow of New Securities

If you receive securities (new securities) of another issuer (successor issuer) in exchange for your escrow securities, the new securities will be subject to escrow in substitution for the tendered escrow securities if, immediately after completion of the business combination:

(a)	the successor issuer is not an exempt issuer (as defined in section 3.2 of the Policy);

(b)	you are a principal (as defined in section 3.5 of the Policy) of the successor issuer; and

(c)

you hold more than 1% of the voting rights attached to the successor issuer's outstanding securities (In calculating this percentage, include securities that may be issued to you under outstanding convertible securities in both your securities and the total securities outstanding.)

6.6	Release from Escrow of New Securities

	(1)	The Escrow Agent will send to a Securityholder share certificates or other evidence of the Securityholder's new securities as soon as reasonably practicable after the Escrow Agent receives:

		(a)	an officer's certificate from the successor issuer

			(i)	stating that it is a successor issuer to the Issuer as a result of a business combination,

			(ii)	containing a list of the securityholders whose new securities are subject to escrow under section 6.5, and

			(iii)	containing a list of the securityholders whose new securities are not subject to escrow under section 6.5; and

(b)

if the Securityholder's securities are not subject to escrow under section 6.5, a notice from the Securityholder that the Securityholder wishes to receive share certificates or other evidence of the Securityholder's new securities.

(2)

The share certificate or other evidence of a Securityholder's new securities will be sent to the Securityholder's address on the Issuer's share register unless the Securityholder has advised the Escrow Agent in writing otherwise before the new securities are released from escrow.

(3)

If your new securities are subject to escrow, the Escrow Agent will hold your new securities in escrow on the same terms and conditions, including release dates, as applied to the escrow securities that you exchanged.

	(4)	However, if the Issuer is

(a)

an emerging issuer, the successor issuer is an established issuer, and the business combination occurs 18 months or more after the Issuer's listing date, all escrow securities will be released immediately; and

(b)

an emerging issuer, the successor issuer is an established issuer, and the business combination occurs within 18 months after the Issuer's listing date, all escrow securities that would have been released to that time, if the Issuer was an established issuer on its listing date, will be released immediately. Remaining escrow securities will be released in equal instalments on the day that is 6 months, 12 months and 18 months after the Issuer's listing date.

PART 7	ESCROW AGENT

7.1	Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any escrow security deposited with it.

7.2	Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of escrow securities within escrow under this Agreement.

7.3	Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for escrow securities that it has released to a Securityholder or at a Securityholder's direction according to this Agreement.

7.4	Indemnification of Escrow Agent

	(1)	The Issuer and each Securityholder jointly and severally:

(a)

release, indemnify and save harmless the Escrow Agent from all liabilities, actions, costs (including legal costs, expenses and disbursements), charges, claims, demands, damages, losses and expenses resulting from or arising out of the Escrow Agent's performance of its duties under this Agreement in good faith and without negligence;

(b)

agree not to make or bring a claim or demand, or commence any action, against the Escrow Agent in respect of its performance of its duties under this Agreement in good faith and without negligence; and

(c)

agree to indemnify and save harmless the Escrow Agent from all costs (including legal costs, expenses and disbursements) and damages that the Escrow Agent incurs or is required by law to pay as a result of any person's claim, demand or action in connection with the Escrow Agent's performance of its duties under this Agreement in good faith and without negligence.

	(2)	This indemnity survives the release of the escrow securities, the resignation or termination of the Escrow Agent and the termination of this Agreement.

7.5	Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement, and the escrow securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrows Agent shall owe no duties hereunder as a trustee.

7.6	Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, willful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more parties, except for losses directly caused by its gross negligence, bad faith or willful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

7.7	Remuneration of Escrow Agent

The Issuer will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days' written notice. The Issuer will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

7.8	Additional Provisions

(1)

The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and signed by any person required to or entitled to execute and deliver to the Escrow Agent any such Documents in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(2)

The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and approved by the securities regulators with jurisdiction as set out in section 9.6, and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(3)

The Escrow Agent may retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Issuer -as soon as practicable that it has retained legal counsel or other advisors. The Issuer will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(4)

In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(5)

The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

7.9	Remuneration of Escrow Agent

The Issuer will pay the Escrow Agent reasonable remuneration for its services under this Agreement. The Issuer will reimburse the Escrow Agent for its expenses and disbursements.

7.10	Resignation of Escrow Agent

	(1)	If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to the Issuer.

	(2)	If the Issuer wishes to terminate the Escrow Agent as escrow agent, the Issuer will give written notice to the Escrow Agent.

	(3)	If the Escrow Agent resigns or is terminated, the Issuer will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another escrow agent that is acceptable to the securities regulators having jurisdiction in the matter and that has accepted such appointment, which appointment will be binding on the Issuer and the Securityholders.

(4)

The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Escrow Agent or Issuer, as applicable, or on such other date as the Escrow Agent and the Issuer may agree upon (the "resignation or termination date"), provided that the resignation or termination date will not be less than 10 business days before a release date.

(5)

If the Issuer has not appointed a successor escrow agent within 60 days of the resignation or termination date, the Escrow Agent will apply, at the Issuer's expense, to a court of competent jurisdiction for the appointment of a successor escrow agent, and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

PART 8	NOTICES

8.1	Notice to Escrow Agent

Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Computershare Investor Services Inc.
510 Burrard Street
Vancouver, BC V6C 3B9

Attention: Manager, Client Servicing
Facsimile: (604) 661-9401

8.2	Notice to Issuer

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Sutcliffe Resources Ltd.
420 – 625 Howe Street
Vancouver, British Columbia
V6C 2T6

Attention: Laurence Stephenson
Facsimile: (604) 608-0344

8.3	Deliveries to Securityholders

Documents will be considered to have been delivered to a Securityholder on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Issuer's share register.

The share certificates or other evidence of a Securityholder's escrow securities will be sent to the Securityholder's address on the Issuer's share register unless the Securityholder has advised the Escrow Agent in writing otherwise before the escrow securities are released from escrow.

8.4	Change of Address

	(1)	The Escrow Agent may change its address for delivery by delivering notice of the change of address to the Issuer and to each Securityholder.

	(2)	The Issuer may change its address for delivery by delivering notice of the change of address to the Escrow Agent and to each Securityholder.

	(3)	A Securityholder may change that Securityholder's address for delivery by delivering notice of the change of address to the Issuer and to the Escrow Agent.

8.5	Postal Interruption

A party to this Agreement will not mail a Document if the party is aware of an actual or impending disruption of postal service.

PART 9	GENERAL

9.1	Interpretation - "holding securities"

When this Agreement refers to securities that a Securityholder "holds", it means that the Securityholder has direct or indirect beneficial ownership of, or control or direction over, the securities.

9.2	Further Assurances

The Parties will execute and deliver any further documents and perform any further acts necessary to carry out the intent of this Agreement.

9.3	Time

Time is of the essence of this Agreement.

9.4	Incomplete IPO

If the Issuer does not complete its IPO and has become a reporting issuer in one or more jurisdictions because it has obtained a receipt for its IPO prospectus, this Agreement will remain in effect until the securities regulators in those jurisdictions order that the Issuer has ceased to be a reporting issuer.

9.5	Jurisdiction

The securities regulator in each jurisdiction where the Issuer files its IPO prospectus has jurisdiction over this Agreement and the escrow securities.

9.6	Consent of Securities Regulators to Amendment

Except for amendments made under Part 3, the securities regulators with jurisdiction must approve any amendment to this Agreement and will apply mutual reliance principles in reviewing any amendments that are filed with them.

9.7	Governing Laws

The laws of the Province of Alberta and the applicable laws of Canada will govern this Agreement.

9.8	Counterparts

The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

9.9	Singular and Plural

Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

9.10	Language

This Agreement has been drawn up in the English language at the request of all Parties. Cet acte a été rédigé en anglais à la demande de toutes les parties.

9.11	Benefit and Binding Effect

This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns.

9.12	Entire Agreement

This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

9.13	Successor to Escrow Agent

Any corporation with which the Escrow Agent may be merged or consolidated, or any corporation succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent under this Agreement without any further act on its or on the or any of the Parties, provided that the successor is recognized as a transfer agent by the Canadian exchange the Issuer is listed on (or if the Issuer is not listed on a Canadian exchange, by any Canadian exchange) and notice is given to the securities regulators with jurisdiction.

The Parties have executed and delivered this Agreement as of the date set out above.

COMPUTERSHARE INVESTOR SERVICES INC.

Signed "Mita Garcia"
Authorized signatory

Signed "Bernadette Villarica"
Authorized signatory

SUTCLIFFE RESOURCES LTD.

Signed "Laurence Stephenson"
Authorized signatory

Signed "Glen Indra"
Authorized signatory

If the Securityholder is an individual:

Signed, sealed and delivered by Glen Indra in the	)
presence of:	)
)
Ming D. Wong	)
Name	)
)
3330 Thor Court	)	Signed "Glen Indra"
Address	)	Glen Indra
)
Coquitlam, BC V3E 3A7)
)
)
Businessman	)
Occupation	)

If the Securityholder is an individual:

Signed, sealed and delivered by Laurence	)
Stephenson in the presence of:	)
)
Ming D. Wong	)
Name	)
)
3330 Thor Court	)	Signed "Laurence Stephenson"
Address	)	Laurence Stephenson
)
Coquitlam, BC V3E 3A7)
)
)
Businessman	)
Occupation	)

If the Securityholder is an individual:

Signed, sealed and delivered by Robert Maddigan in	)
the presence of:	)
)
Ming D. Wong	)
Name	)
)
3330 Thor Court	)	Signed "Robert Maddigan"
Address	)	Robert Maddigan
)
Coquitlam, BC V3E 3A7)
)
)
Businessman	)
Occupation	)

SCHEDULE "A"
TO
ESCROW AGREEMENT

Securityholder

Name:	Glen Indra

Address:	420 – 625 Howe Street
Vancouver, British Columbia
V6C 2T6

Signature:	Signed "Glen Indra"

Securities

Class or description	Number	Certificate(s) (if applicable)
Common Shares	600,000	123

SCHEDULE "A"
TO
ESCROW AGREEMENT

Securityholder

Name:	Laurence Stephenson

Address:	1136 Martin Street
Whiterock, British Columbia
V4B 3W1

Signature:	Signed "Laurence Stephenson"

Securities

Class or description	Number	Certificate(s) (if applicable)
Common Shares	900,000	124

SCHEDULE "A"
TO
ESCROW AGREEMENT

Securityholder

Name:	Robert Maddigan

Address:	420 – 625 Howe Street
Vancouver, British Columbia
V6C 2T6

Signature:	Signed "Robert Maddigan"

Securities

Class or description	Number	Certificate(s) (if applicable)
Common Shares	600,000	125

SCHEDULE "B"
TO
ESCROW AGREEMENT

Acknowledgment and Agreement to be Bound

I acknowledge that the securities listed in the attached Schedule "A" (the "escrow securities") have been or will be transferred to me and that the escrow securities are subject to an Escrow Agreement dated (the "Escrow Agreement").

For other good and valuable consideration, I agree to be bound by the Escrow Agreement in respect of the escrow securities, as if I were an original signatory to the Escrow Agreement.

Dated at _____________________on ___________________.

Where the Transferee is an individual:

Signed, sealed and delivered by [Transferee] in the presence of:	)
)
)
Name	)
)
)
Address	)	[Transferee]
)
)
)
)
)
Occupation	)

Where the Transferee is not an individual:

[Transferee]

Authorized signatory

Authorized signatory